UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2020

USA TRUCK INC.

(Exact name of registrant as specified in charter)

Delaware	1-35740	71-0556971
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of principal executive offices)	(Zip Code)

479-471-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.01 Par Value	USAK	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ◻

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 22, 2020, USA Truck, Inc. (the “Company”) announced the appointment of Zachary King as Senior Vice President and Chief Financial Officer.  He succeeds Jason Bates who resigned as Executive Vice President and Chief Financial Officer on April 18, 2020.  Mr. Bates resignation was not related to any accounting, internal controls, or financial reporting matters.  The Company entered into an employment letter agreement with Mr. King, dated April 21, 2020, setting forth certain terms and conditions of Mr. King’s employment with the Company.  Mr. King will continue to serve as the Company’s Principal Accounting Officer.

Mr. King, 33, joined USA Truck in 2015 and has served as the Company’s Vice President and Corporate Controller since January 2017.  Prior to USA Truck, Mr. King served in a variety of finance and accounting roles for ABB, Ltd, Samson Resources, and Deloitte.  Mr. King earned a Bachelor of Business Administration in accounting from the University of Central Arkansas and a Master of Accountancy from the University of Central Arkansas.  Mr. King is also a Certified Public Accountant.

In connection with his appointment, the Executive Compensation Committee of the Board of Directors (the “Committee”) approved compensation for Mr. King as follows:

•	An annualized base salary of $240,000;
•	Participation in the Company’s management bonus plan for 2020 as follows:
o	Cash bonus with a target of 50% of base salary;
o	A grant of 10,934 restricted shares, vesting in four equal annual installments through 2024, subject to continued employment and vesting, forfeiture and termination provisions;
•

upon a qualifying severance event, subject to other customary provisions, salary continuation payments for 12 months, plus an amount equal to his short-term cash incentive target (“STI Target”), if and to the extent earned and prorated for the portion of the fiscal year employed prior to the qualifying severance event, under any short-term cash incentive plan that has been adopted by the Committee prior to the qualifying severance event for the fiscal year in which the qualifying severance event occurs;

•

upon a qualifying change-in-control event, subject to other customary provisions, a lump sum payment equal to 150% of his annual base salary and STI Target, and reimbursement, on an after-tax basis, of any COBRA premiums paid by Mr. King for a period of 18 months.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to Mr. King’s employment letter and executive severance and change in control agreement, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

There is no arrangement or understanding between Mr. King and any other person pursuant to which Mr. King was appointed Senior Vice President and Chief Financial Officer.  There are no transactions in which Mr. King has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

99.1          Press release issued by the Company on April 22, 2020.

The information contained in Item 9.01 of this report and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information in Item 9.01 of this report and the exhibit hereto may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements are made based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties.  Actual results or events may differ from those anticipated by forward-looking statements.  Please refer to various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	April 22, 2020	/s/ Zachary B. King
Zachary B. King
Principal Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
99.1	Press release issued by the Company on April 22, 2020.